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                                                                     EXHIBIT 5.1

                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street, 22nd Floor
                            Philadelphia, PA 19103

                               November 21, 2000


Opinion Research Corporation
23 Orchard Road
Skillman, New Jersey 08558

     Re:  Registration Statement on Form S-3
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Gentlemen:

     As counsel for Opinion Research Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of up to 1,176,458 issued and outstanding shares of the Company's Common Stock, $0.01 par value (the "Registered Common Stock"), including 1,068,065 shares owned by LLR Equity Partners, L.P. and 108,393 shares owned by LLR Equity Partners Parallel, L.P.

     In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the 1,176,458 shares of Registered Common Stock have been legally issued and are fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Opinions" in the prospectus constituting a part thereof and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                              Very truly yours,


                              /s/ Wolf, Block, Schorr and Solis-Cohen LLP
                              Wolf, Block, Schorr and Solis-Cohen LLP